Exhibit 107

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

US WELL SERVICES, INC.

(Exact Name of Registrant as Specified in Its Charter)

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Debt	Debt Securities(1)

	Equity	Class A common stock, par value $0.0001 per share

	Equity	Preferred stock, par value $0.0001 per share

	Other	Depositary Shares(2)

	Other	Warrants

	Other	Subscription Rights

	Other	Purchase Contracts

	Other	Guarantees of the Non-Convertible Debt Securities(3)

	Unallocated (Universal) Shelf(4)	-	Rule 457(o)	-	-	$400,000,000	.0000927	$37,080(5)

	Equity	Class A common stock, par value $0.0001 per share	457(c)	30,173,000(6)	$0.98355(7)	$29,676,654.15	.0000927	$2,751.03(8)

Fees Previously Paid

Carry Forward Securities

Carry Forward Securities

	Total Offering Amounts					$429,676,654.15		$39,831.023

	Total Fees Previously Paid

	Total Fee Offsets							$39,831.023

	Net Fee Due							$0

(1)

If any Debt Securities are issued at an original issue discount, then the offering price of the Debt Securities shall be in such amount as shall result in an aggregate initial offering price not to exceed $400,000,000 less the offering price of any security previously issued hereunder.

(2)

Such indeterminate number of Depositary Shares to be evidenced by Depositary Receipts issued pursuant to a deposit agreement. In the event that the registrant elects to offer to the public fractional interests in shares of Preferred Stock registered hereunder, Depositary Receipts will be distributed to those persons purchasing the fractional interests and the shares of Preferred Stock will be issued to the depositary under the deposit agreement.

(3)

Subsidiaries of U.S. Well Services, Inc. named as co-registrants may fully, irrevocably and unconditionally guarantee on an unsecured basis the non-convertible debt securities of U.S. Well Services, Inc. Pursuant to Rule 457(n) of the Securities Act of 1933, no separate fee is payable in connection with the Guarantees.

(4)

The securities registered consist of $400,000,000 of an indeterminate number or amount of Debt Securities, Class A Common Stock, Preferred Stock, Depositary Shares, Warrants, Subscription Rights, Purchase Contracts, Units and Guarantees, as may be issued from time to time at indeterminate prices. In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this registration statement exceed $400,000,000 or the equivalent thereof in foreign currencies, foreign currency units or composite currencies. This registration statement also covers an indeterminate amount of securities registered hereunder and listed in the “Newly Registered and Carry Forward Securities” table above as may be issued in exchange for, or upon conversion or exercise of, as the case may be, the securities registered hereunder and listed in the “Newly Registered and Carry Forward Securities” table above.

(5)

This registration statement includes unsold Class A Common Stock and Preferred Stock of U.S. Well Services, Inc. (the “Unsold Securities”) with an aggregate offering price of $337,526,098.05 that were previously covered by registration statement no. 333-230471 initially filed on March 22, 2019 (the “Prior Registration Statement”). Pursuant to Rule 457(p) of the Securities Act, the registrant is offsetting the registration fee due under this registration statement by $40,908.05 with $1,077.02 remaining to be applied to future filings, which represents the portion of the registration fee previously paid with respect to $337,526,098.05 of unsold securities previously registered on the Prior Registration Statement.

(6)

Consists of shares of Class A common stock issuable upon the exercise of warrants issued by the registrant to the selling stockholders named in the registration statement. Pursuant to Rule 416 under the Securities Act, this registration statement also relates to an indeterminate number of additional shares of Class A common stock to be issued as a result of stock splits, stock dividends or similar transactions.

(7)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act based on the average of the high and low sales prices of the registrant’s Class A common stock on April 20, 2022, as reported on the Nasdaq Capital Market.

(8)	Estimated pursuant to Rule 457(o) under the Securities Act.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources	U.S. Well Services, Inc.	S-3	333-230471	March 22, 2019		$39,831.023	Debt Securities, Class A Common Stock, Preferred Stock, Depositary Shares, Warrants, Subscription Rights, Purchase Contracts, Units and Guarantees	-		$337,526,098.05	$39,831.023

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